Exhibit 99.1

1 Healthcare Trust, Inc. Fourth Quarter 2022 Investor Webcast Presentation

Q4'22 Company Overview

HTI
HEALTHCARE TRUST INC

HTI is a $2.6 billion[1] healthcare REIT with a high-quality portfolio focused on two segments, Medical Office Buildings ("MOB") and Senior Housing Operating Properties ("SHOP")

High Quality Portfolio	✓ High-quality portfolio featuring 200 healthcare properties that are 78% MOB and 22% SHOP[2] ✓ High MOB portfolio Occupancy[3] as of Q4'22 of 90.4% plus a forward Leasing Pipeline[3] of 27,400 SF that is expected to increase MOB portfolio Occupancy to 90.9% and Annualized Straight-Line Base Rent[3] by $0.7 million[4] ✓ SHOP portfolio Occupancy improved to 75.1%[5] as of Q4'22 from 74.1% as of Q4'21 due to continued proactive leasing of available units ✓ Geographically diversified across 34 states with select concentrations in states that management believes to have favorable demographic tailwinds
Diligent Acquisition Program[6]	✓ Acquired four properties in 2022, totaling $25.3 million at a weighted average Cap Rate[3] of 8.3% and with a weighted average Lease Term Remaining[3] of 8.9 years ✓ Q1'23 acquisition pipeline of two properties for $25.2 million at a 7.6% weighted average Cap Rate[6]
Resilient Performance	✓ Year-over-year, NOI from the MOB segment improved to $95.5 million from $88.4 million as revenues continued to increase as a result of accretive acquisitions ✓ Maintained high MOB Occupancy throughout the COVID-19 pandemic above 90% and collected nearly 100% of MOB Cash Rent[3] due throughout 2022 ✓ Year-over-year, HTI's exposure to MOB assets increased from 72% to 78%[2] in part due to high-quality MOB acquisitions, which management believes to have more predictable cash flows than SHOP assets, and strategic SHOP dispositions
Experienced Management Team	✓ As of Q4'22, HTI maintained Net Leverage[3] of 38.1% and Liquidity[3] of $257 million, including approximately $140 million[7] for acquisitions and general corporate purposes ✓ Proven track record with significant public REIT market experience ✓ Dedicated SHOP management team led by John Rimbach and his core team that collectively have over 110 years of SHOP operating experience

(1) Based on total real estate investments, at cost of approximately $2.6 billion, net of gross market lease intangible liabilities of $23.5 million as of December 31, 2022.
(2) Percentages are based on NOI for the year ended December 31, 2022. See appendix for Non-GAAP reconciliations.
(3) See Definitions in the Appendix for a full description.
(4) Assuming no expirations or terminations and that non-binding letters of intent will lead to definitive leases that will commence on their contemplated terms, which is not assured. Leases and potential leases in the forward Leasing Pipeline commence at various times throughout 2023. The forward Leasing Pipeline should not be considered an indication of future performance.
(5) Based on unit count as of December 31, 2022. As of December 31, 2022, HTI had 4,374 rentable units in its SHOP segment.
(6) Refer to page 6 for additional information.
(7) Refer to page 7 for additional information. Includes $53.7 million of cash and cash equivalents plus $90 million for future borrowings under HTI's Revolving Credit Facility for acquisitions and general corporate purposes.

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(1) Excludes two land assets. (2) Based on total real estate investments, at cost of approximately $2.6 billion, net of gross market lease intangible liabilities of $23.5 million as of December 31, 2022. (3) See Definitions in the Appendix for a full description. For the SHOP portfolio, based on unit count as of December 31, 2022. (4) Annual base rent escalations increase the cash rent payments due in future periods. Approximately 90% of HTI’s MOB leases include such provisions, of which approximately 86% of leases are fixed - rate, 4% are based on the Consumer Price Index. Portfolio Snapshot HTI’s dynamic portfolio features an MOB portfolio that is 90% occupied with embedded long - term cash rent growth and an over 4,300 - unit SHOP portfolio with significant Occupancy upside that is operated by four operators ($ in millions and SF in thousands) MOB SHOP Rentable Square Feet / Units (SHOP) 5,091 4,030 Properties (1) 150 50 States 28 14 Real Estate assets at cost (2) $1,449 $1,139 Percentage of NOI 78.0% 22.0% Occupancy (3) 90.4% 75.1% Annual Base Rent Escalations 2.3% (4) Market Rates Weighted Average Remaining Lease Term (3) 4.9 Years N/A 3

Dynamic Portfolio Fundamentals

HTI is focused on deploying capital into select, high-quality MOB and SHOP assets throughout the United States and increasing portfolio Occupancy

Portfolio Highlights

- ✓ MOB portfolio that is diversified across 28 states and features long-term net leases to credit-worthy tenants with an average embedded base rental growth rate of 2.3% on approximately 90% of leases
- ✓ Actively managed and resilient SHOP portfolio with significant Occupancy upside that is operated by four operators
- ✓ Geographically diversified across 34 states with select state concentrations that management believes to have favorable demographic tailwinds
- ✓ Collected nearly 100% of the original Cash Rent due across the MOB portfolio in 2022

High-Quality Portfolio



22%
$122 million
NOI(1)
78%
MOB
SHOP

Diversified Geographically Across 34 States



MOB
SHOP

Select Geographic Mix



Other 24%
PA 16%
FL 12%
IL 9%
GA 9%
IA 6%
AZ 6%
CA 5%
MI 5%
TX 4%
WI 4%
Top 10 States(2)

(1) Percentages are based on NOI for the year ended December 31, 2022. See appendix for a reconciliation of aggregate NOI to aggregate GAAP net income.
(2) Based on square feet as of December 31, 2022.

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x DaVita (NYSE: DVA) and Fresenius (NYSE: FMS) are industry leading publicly traded companies with a combined market cap of $16 billion (1) x Streamlined SHOP portfolio to only four operators, including two industry leaders, from over 15 operators in 2019 x Developed strong tenant relationships with leading medical institutions such as UPMC, a leading health enterprise with over 92,000 employees and 800 clinical locations x HTI remains committed to developing strong partnerships with leading healthcare brands that we believe benefit patients and other stakeholders Strategic Partners HTI leases its properties to top healthcare brands in well - established markets MOB SHOP (1) Market capitalization data as of December 31, 2022. 5

Diligent Acquisition Program

HTI HEALTHCARE TRUST INC

HTI completed four MOB acquisitions in 2022 totaling $25.3 million at an 8.3% weighted average Cap Rate and a 2023 closed acquisition pipeline of $25.2 million at a 7.6% weighted average Cap Rate

($ in millions, square feet in thousands and lease term remaining in years)

2022 Closed Transactions	Property Type	State	Number of Properties	Square Feet	Purchase Price[1]	Wtd. Avg. Cap Rate[2]	Wtd. Avg. Lease Term Remaining[3]	Closed
Millennium Eye MOB	MOB: Multi-Tenant	NJ	1	25	$8.2		9.5	Closed Q2'22
Bone and Joint Specialists MOB	MOB: Single-Tenant	IN	1	16	$4.1		5.0	Closed Q2'22
Atlanta Gastro MOB	MOB: Single-Tenant	GA	1	11	$5.3		7.5	Closed Q2'22
East Carolina ENT MOB	MOB: Single-Tenant	NC	1	23	$7.7		12.0	Closed Q4'22
Total Closed 2022			**4**	**75**	**$25.3**	**8.3%**	**8.9**	

Q1'2023 Pipeline[4]	Property Type	State	Number of Properties	Square Feet	Purchase Price	Wtd. Avg. Cap Rate	Wtd. Avg. Lease Term Remaining	Status
Hope Orthopedics	MOB: Single-Tenant	OR	1	55	$20.0		12.0	Closed Q1'23
St. Peter's MOB	MOB: Single-Tenant	NY	1	17	$5.2		5.0	Closed Q1'23
Total Q1'2023 Pipeline			**2**	**72**	**$25.2**	**7.6%**	**10.3**	
Total 2022 Closed Transactions + Q1'2023 Pipeline			**6**	**147**	**$50.5**	**8.0%**	**9.6**	

(1) Represents the contract purchase price and excludes acquisition costs which are capitalized per GAAP. The acquisition costs for acquisitions completed during the year ended December 31, 2022, were $0.3 million.
(2) See Definitions in the Appendix for a full description.
(3) Weighted average remaining lease term is based on square feet as of the respective acquisition date for closed transactions.
(4) As of April 1, 2023.

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Debt Capitalization (3) ($mm) Q4’22 Q4’21 Mortgage Notes Payable $585 $592 Fannie Mae Master Revolving Credit Facilities $352 $355 Total Secured Debt $937 $947 Credit Facility – Revolving Credit Facility $30 ─ Credit Facility – Term Loan (3) $150 $150 Total Unsecured Debt (3) $180 $150 Total Debt $1 , 11 7 $1 , 09 7 Weighted Average Interest Rate (4) 4 . 8% 3 . 4 % Key Capitalization Metrics ($mm) Q4’22 Q4’21 Net Debt (1) $1 , 06 3 $1 , 03 7 Liquidity (2) $257 $296 Net Leverage 38 . 1% 37 . 3 % Balanced Capital Structure As of Q4’22, HTI maintained Net Leverage (1) of 38.1% and Liquidity (1) of $257 million, including approximately $140 million (2) for acquisitions and general corporate purposes Note: Metrics as of and for the three months ended December 31, 2022 and December 31, 2021. (1) See Definitions in the Appendix for a full description. (2) As of December 31, 2022, HTI had $53.7 million of cash and cash equivalents and the current availability under the revolving credit facility was $203.4 million, of whi ch $90.0 million was available for general corporate purposes and acquisitions, with the remainder available to repay other existing debt obligations. HTI is subject to a covenant requiring it to maintain a combination of cash, cash equivalents and availability for future borrowings under the revolving credit facility totaling at least $50.0 million. (3) Excludes the effect of deferred financing costs, net and mortgage premiums/discounts, net. The equity interests and related rights in our wholly - owned subsidiaries that directly own or lease the eligible unencumbered real estate assets comprising the borrowing base of HTI’s credit facility are pledged for the benefit of the lenders thereunder. These real estate assets are not available to satisfy oth er debts and obligations, or to serve as collateral for any new indebtedness, unless the existing indebtedness secured by these properties is repaid or otherwise refinanced. (4) Weighted average interest rate based on balance outstanding as of December 31, 2022. (5) See page 14 for a description of risks and uncertainties related to HTI’s revolving credit facility. Capitalization Highlights Mortgage Debt ▪ $379 million mortgage loan with Capital One, at a 3.7% interest rate fixed by swap, that matures in 2026 ▪ $119 million CMBS loan with KeyBank, at a 4.6% fixed interest rate, that matures in 2028 ▪ $43 million CMBS financing with BMO, at a 2.9% fixed interest rate, that matures in 2031 Credit Facilities ▪ Fannie Mae Master Credit Facilities : Consists of two facilities between KeyBank and Capital One. The credit facilities had a weighted average interest of 6.2% as of December 31, 2022, and mature in 2026 ▪ Revolving Credit Facility and Term Loan : The revolving credit facility and term loan mature in 2024. HTI had $90 million of availability on its revolving credit facility to fund acquisitions and general corporate purposes as of December 31, 2022. The credit facility contains certain covenants, including a covenant relating to the level of fixed charges, that requires quarterly testing (5) Through April 2024, borrowings under HTI’s Fannie Mae Credit Facilities are capped at an attractive 3.5% LIBOR rate, which is significantly less than the current spot LIBOR rate of 4.7% (6) (6) Source: Bloomberg. Rate as of March 15, 2023. 7

Key Operating Highlights x Year - over - year, NOI derived from the MOB portfolio increased to $95.5 million from $88.4 million as revenues increased as a result of accretive acquisitions x HTI’s MOB forward Leasing Pipeline of 27,400 SF is expected to increase MOB portfolio Occupancy to 90.9% from 90.4% and Annualized Straight - Line Base Rent by $0.7 million (2) x Increased SHOP occupancy by 1.0% year - over - year due to continued proactive leasing of available units In 2022, HTI continued to diligently acquire MOB assets and increase MOB NOI, proactively lease available MOB space, and revamp its SHOP portfolio which resulted in increased SHOP Occupancy Operating Highlights Durable and Resilient MOB NOI Performance (1) 74 . 1% 75 . 1 % Q 4 ' 2 02 1 Q 4 ' 2 02 2 $88 .4 $95 .5 2 0 21 2 0 22 Increasing SHOP Occupancy 90 . 4% 90 . 9 % Q 4 ' 2 02 2 Q4'2022 Forward Leasing Pipeline (2) 27,400 SF MOB Forward Leasing Pipeline (2) 8 (1) Percentages are based on NOI. See appendix for Non - GAAP reconciliations. (2) Assuming no expirations or terminations and that non - binding letters of intent will lead to definitive leases that will commence on their contemplated terms, which is not assured. Leases and potential leases in the forward Leasing Pipeline commence at various times throughout 2023. The forward Leasing Pipeline should not be considered an indication of future performance.

Company Highlights

HTI
HEALTHCARE TRUST INC

In the fourth quarter, HTI continued to focus on increasing Occupancy, acquiring high-quality MOB assets, enhancing its SHOP assets, and maintaining a conservative balance sheet

- ✓ ***High-Quality Portfolio*** of 200 healthcare properties comprised of 78% MOB and 22% SHOP properties[(1)]
- ✓ ***Diligent Acquisition Program***[(2)] of $25 million in 2022 at an 8.3% weighted average Cap Rate and 2023 closed acquisition pipeline of $25 million at a 7.6% weighted average Cap Rate
- ✓ ***Resilient MOB Performance*** with a year-over-year increase in MOB NOI from $88.4 million to $95.5 million and a forward Leasing Pipeline of 27,400 SF that is expected to increase MOB Occupancy to 90.9% from 90.4%[(3)]
- ✓ ***Revamped SHOP Marketing Program*** launched in Q2'22 that resulted in the generation of approximately 1,800 leads on average per month, which is a 30% increase from approximately 1,400 leads per month on average prior to the launch of the revamped marketing program
- ✓ ***Streamlined SHOP Portfolio*** operators to only four operators, including two industry leaders, from over 15 operators in 2019
- ✓ ***Collected*** nearly 100% of the original Cash Rent due from the MOB portfolio in 2021 and 2022
- ✓ ***Prudent Capitalization*** as of Q4'22 with Net Leverage of 38.1% and Liquidity of $257 million including approximately $140 million[(4)] for acquisitions and general corporate purposes
- ✓ ***Experienced Management Team*** with a proven track record and significant public REIT experience

(1) Percentages based on NOI for the year ended December 31, 2022. See appendix for Non-GAAP reconciliations.
(2) See page 6 for further details.
(3) Assuming no expirations or terminations and that non-binding letters of intent will lead to definitive leases that will commence on their contemplated terms, which is not assured. Leases and potential leases in the forward Leasing Pipeline commence at various times throughout 2023. The forward Leasing Pipeline should not be considered an indication of future performance.
(4) See page 7 and Definitions in the Appendix for further details. HTI is subject to a covenant requiring it to maintain a combination of cash, cash equivalents and availability for future borrowings under the revolving credit facility totaling at least $50.0 million. Includes $53.7 million of cash and cash equivalents plus $90 million for future borrowings under HTI's Revolving Credit Facility for acquisitions and general corporate purposes.

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Experienced Leadership Team Scott Lappetito Chief Financial Officer, Secretary, and Treasurer Mr. Lappetito currently serves as the Chief Financial Officer, Treasurer and Secretary for HTI. Mr. Lappetito previously served as chief accounting officer from April 2019 until December 2021, and was the company’s controller from November 2017 through April 2019. Mr. Lappetito is a certified public accountant in the State of New York, holds a B.S. in accounting from The Pennsylvania State University and an M.B.A. from Villanova University. Leslie D. Michelson Non - Executive Chairman, Audit Committee Chair Mr. Michelson has served as the chairman of Private Health Management, a retainer - based primary care medical practice management company from April 2007 until February 2020, and executive chairman and a director since March 2020. Mr. Michelson served as Vice Chairman and Chief Executive Officer of the Prostate Cancer Foundation, the world’s largest private source of prostate cancer research funding, from April 2002 until December 2006 and served on its board of directors from January 2002 until April 2013. David Ruggiero Vice President, Acquisitions Mr. Ruggiero currently serves as Vice President at the Company’s advisor with a primary focus on acquisitions. Mr. Ruggiero has over 20 years of commercial real estate experience and has advised on over $3 billion in healthcare real estate dispositions, acquisitions and financings. He earned an MS in Finance from Kellstadt Graduate School of Business at DePaul University and a BA from DePaul University. Trent Taylor Senior Vice President, Asset Management Mr. Taylor currently serves as Vice President at the Company’s advisor with a primary focus on asset management and leasing. Mr. Taylor has over 12 years of commercial real estate and development experience. He earned an MS in Real Estate from New York University and BA in Accounting & Finance from the University of Central Florida. Michael Weil Chief Executive Officer Mr. Weil was named Healthcare Trust Inc.’s chief executive officer on August 23, 2018, which went into effect on September 12, 2018. He is a founding partner of AR Global and has served as a leading executive and board member on several publicly - traded and non - traded real estate companies. Additionally, he previously served as the Senior VP of sales and leasing for American Financial Realty Trust. Mr. Weil also served as president of the Board of Directors of the Real Estate Investment Securities Association (n/k/a ADISA). John Rimbach President of Healthcare Facilities Mr. Rimbach brings a strong expertise in seniors housing management which he established over a 30 - year career. Prior to joining the Company’s advisor, Mr. Rimbach served as President/CEO and Founder of WESTLiving, LLC, where he provided overall leadership and strategic direction for this large seniors housing portfolio. Prior to that, Mr. Rimbach served as COO of AF Evans Company Inc. from 1999 to 2008, and was the Development Director of NCB Development Corporation from 1993 to 1999. 10

Dedicated SHOP Team Kimberly Holmes: VP – Operational Analytics ▪ 25 - year career in senior housing and hospitality ▪ Her work on financial analysis, planning and benchmarking will translate into operational plans and action items for the portfolio Susan K. Rice, RN: VP – Clinical Operations ▪ 30 - year career in the healthcare industry ▪ Extensive knowledge in clinical areas and processes to monitor and validate care outcomes, quality and compliance John Rimbach: President of Healthcare Facilities ▪ Former President, CEO & Founder of WESTLiving ▪ 30 - year career in the financing, development, acquisition, ownership and operation of senior housing portfolios Lindsay Gordon: VP – Operations ▪ 27 - year career in senior housing in sales & operations at the community and regional level and corporate level ▪ Her unique experience within senior housing will help support sales and operations for the portfolio John Rimbach and his core team collectively have over 110 years of SHOP experience and have been with HTI’s Advisor for nearly five years. This experienced group plays an essential role in managing HTI’s SHOP portfolio 11

Legal Notice 12

Disclaimer References in this presentation to the “Company,” “we,” “us” and “our” refer to Healthcare Trust, Inc. (“HTI”) and its consolidated subsidiaries. The statements in this presentation that are not historical facts may be forward - looking statements. These forward - looking statements involve risks and uncertainties that could cause actual results or events to be materially different. Forward - looking statements may include, but are not limited to, statements regarding stockholder liquidity and investment value and returns. The words “anticipates,” “believes,” “expects,” “estimates,” “projects,” “plans,” “intends,” “may,” “will,” “would” and similar expressions are intended to identify forward - looking statements, although not all forward - looking statements contain these identifying words. Actual results may differ materially from those contemplated by such forward - looking statements, including those set forth in the section titled Risk Factors of HTI’s Annual Report on Form 10 - K for the year ended December 31, 2022 filed on March 17, 2023 and all other filings with the Securities and Exchange Commission (the “SEC”) after that date, as such risks, uncertainties and other important factors may be updated from time to time in HTI’s subsequent reports. Please see pages 14 and 15 for further information. Further, forward - looking statements speak only as of the date they are made, and HTI undertakes no obligation to update or revise any forward - looking statement to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results, unless required to do so by law. This presentation includes estimated projections of future operating results. These projections were not prepared in accordance with published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of financial projections. This information is not fact and should not be relied upon as being necessarily indicative of future results; the projections were prepared in good faith by management and are based on numerous assumptions that may prove to be wrong. Important factors that may affect actual results and cause the projections to not be achieved include, but are not limited to, risks and uncertainties relating to the Company and other factors described in the section titled Risk Factors of HTI’s Annual Report on Form 10 - K for the year ended December 31, 2022 filed on March 17, 2023 and all other filings with the SEC after that date. The projections also reflect assumptions as to certain business decisions that are subject to change. As a result, actual results may differ materially from those contained in the estimates. Accordingly, there can be no assurance that the estimates will be realized. This presentation includes certain non - GAAP financial measures, including net operating income (“NOI”). NOI is a non - GAAP measure of our financial performance and should not be considered as an alternative to net income as a measure of financial performance, or any other performance measure derived in accordance with GAAP and it should not be construed as an inference that our future results will be unaffected by unusual or non - recurring items. The reconciliation of net income to NOI for the applicable periods is set forth on page 18 to this presentation. 13

Forward - Looking Statements Certain statements made in this presentation are “forward - looking statements” (as defined in Section 21E of the Securities Exchange Act of 1934, as amended), which reflect the expectations of the Company regarding future events. The forward - looking statements involve a number of risks, uncertainties and other factors that could cause actual results to differ materially from those contained in the forward - looking statements. Such forward - lookin g statements include, but are not limited to, market and other expectations, objectives, and intentions, as well as any other statements that are not historical facts. Our potential risks and uncertainties are presented in the section titled “Item 1A - Risk Factors” disclosed in our Annual Report on Form 10 - K for the year ended December 31, 2022 filed with the SEC on March 17, 2023 and all other filings with the SEC after that date. We disclaim any obligation to update and revise statements contained in these materials to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time, unless required by law. The following are some of the risks and uncertainties relating to us, although not all risks and uncertainties, that could cause our actual results to differ materially from those presented in our forward - looking statements: • Our operating results are affected by economic and regulatory changes that have an adverse impact on the real estate market in general. • Our property portfolio has a high concentration of properties located in Florida. Our properties may be adversely affected by economic cycles and risks inherent to those states. • Our Credit Facility restricts us from paying cash distributions on or repurchasing our common stock until we satisfy certain conditions and there can be no assurance we will be able to resume paying distributions on our common stock, and at what rate, or continue paying dividends on our 7.375% Series A Cumulative Redeemable Perpetual Preferred Stock, $0.01 par value per share (the “Series A Preferred Stock”) and our 7.125% Series B Cumulative Redeemable Perpetual Preferred Stock, par value $0.01 par value per share (the “Series B Preferred Stock”). • Our Credit Facility restricts our ability to use cash that would otherwise be available to us, and there can be no assurance our available liquidity will be sufficient to meet our capital needs . • Our credit facility requires us to comply with various covenants, including a fixed charge covenant . Based on our projections, we may not be able to satisfy this covenant during this year which may result in an event of default requiring us to repay all amount due under the credit facility . There is no assurance we would have sufficient funds to repay the amounts due . • We are subject to risks associated with a pandemic, epidemic or outbreak of a contagious disease, such as the ongoing global COVID - 19 pandemic, including negative impacts on our tenants and operators and their respective businesses . • Inflation and continuing increases in the inflation rate will have an adverse effect on our investments and results of operations . • No public market currently exists, or may ever exist, for shares of our common stock and our shares are, and may continue to be, illiquid . • In owning properties we may experience, among other things, unforeseen costs associated with complying with laws and regulations and other costs, potential difficulties selling properties and potential damages or losses resulting from climate change. • We focus on acquiring and owning a diversified portfolio of healthcare - related assets located in the United States and are subject to risks inherent in concentrating investments in the healthcare industry. 14

Forward - Looking Statements (Continued) • The healthcare industry is heavily regulated, and we, our tenants, and operators may be impacted by new or existing laws or regulations, or changes to these laws or regulations, such as the CARES Act and the auditing and reporting requirements instituted by the CARES Act. • Loss of licensure or failure to obtain licensure could result in the inability of tenants to make lease payments to us. • We depend on tenants for our rental revenue and, accordingly, our rental revenue depends upon the success and economic viability of our tenants. Lease terminations, tenant default and bankruptcy have adversely affected and could in the future adversely affect our income and cash flow. • We assume additional operating risks and are subject to additional regulation and liability because we depend on eligible independent contractors to manage some of our facilities. • We have substantial indebtedness and may be unable to repay, refinance, restructure or extend our indebtedness as it becomes due. Increases in interest rates could increase the amount of our debt payments. We will likely incur additional indebtedness in the future. • We depend on our Advisor and our Property Manager to provide us with executive officers, key personnel and all services required for us to conduct our operations and our operating performance may be impacted by an adverse changes in the financial health or reputation of our Advisor and our Property Manager. • All of our executive officers face conflicts of interest, such as conflicts created by the terms of our agreements with the Advisor and compensation payable thereunder, conflicts allocating investment opportunities to us, and conflicts in allocating their time and attention to our matters. Conflicts that arise may not be resolved in our favor and could result in actions that are adverse to us. • We have long - term agreements with our Advisor and its affiliates that may be terminated only in limited circumstances and may require us to pay a termination fee in some cases. • Estimated Per - Share NAV may not accurately reflect the value of our assets and may not represent what a stockholder may receive on a sale of the shares, what they may receive upon a liquidation of our assets and distribution of the net proceeds or what a third party may pay to acquire us. • The stockholder rights plan adopted by our board of directors, our classified board and other aspects of our corporate structure and Maryland law may discourage a third party from acquiring us in a manner that might result in a premium price to our stockholders. • Restrictions on share ownership contained in our charter may inhibit market activity in shares of our stock and restrict our business combination opportunities. • We may fail to continue to qualify as a REIT. 15

Ap p endix 16

Definitions Annualized Straight - Line Base Rent : Represents the total contractual base rents on a straight - line basis to be received throughout the duration of the lease currently in place expressed as a per annum value . Includes adjustments for non - cash portions of rent . Cap Rate : Capitalization rate is a rate of return on a real estate investment property based on the expected, annualized straight - lined rental income that the property will generate under its existing lease during its first year of ownership . Capitalization rate is calculated by dividing the annualized straight - lined rental income the property will generate (before debt service and depreciation and after fixed costs and variable costs) by the purchase price of the property . The weighted average capitalization rate is based upon square feet . Cash Rent : Represents total of all contractual rents on a cash basis due from tenants as stipulated in the originally executed lease agreements at inception or any lease amendments thereafter . We calculate “original Cash Rent collections” by comparing the total amount of rent collected during the period to the original Cash Rent due . Total rent collected during the period includes both original Cash Rent due and payments made by tenants pursuant to rent deferral agreements . Leasing Pipeline : Includes (i) all leases fully executed by both parties as of March 1 , 2023 , but after December 31 , 2022 and (ii) all leases under negotiation with an executed LOI by both parties as of March 1 , 2023 . This represents seven LOIs totaling 11 , 385 square feet and three fully executed leases totaling 16 , 009 square feet . There can be no assurance that the LOIs will lead to definitive leases or will commence on their current terms, or at all . Leasing Pipeline should not be considered an indication of future performance . Lease Term Remaining : Current portfolio calculated from December 31 , 2022 . Weighted based on square feet . Liquidity : As of December 31 , 2022 , HTI had $ 53 . 7 million in cash and cash equivalents, and $ 203 . 4 million available for future borrowings under HTI's credit facility, of which $ 90 . 0 million was available for general corporate purposes and acquisitions, with the remainder available to repay other existing debt obligations . Net Debt : Total gross debt of $ 1 . 1 billion per page 7 less cash and cash equivalents of $ 53 . 7 million as of December 31 , 2022 . NOI : Defined as a non - GAAP financial measure used by us to evaluate the operating performance of our real estate . NOI is equal to revenue from tenants, less property operating and maintenance expenses . NOI excludes all other items of expense and income included in the financial statements in calculating net income (loss) . Net Leverage : Represents “Net Debt” as defined above divided by total assets of approximately $ 2 . 2 billion (which includes cash and cash equivalents) plus accumulated depreciation and amortization of $ 609 . 3 million as of December 31 , 2022 . Occupancy : For MOB properties, occupancy represents percentage of square footage of which the tenant has taken possession of divided by the respective total rentable square feet as of the date or period end indicated . For SHOP properties, occupancy represents total units occupied divided by total units available as of the date or period end indicated . 17

Reconciliation of Non - GAAP Metrics: NOI Year Ended December 31, 2022 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 131,444 $ 204,402 $ Property operating and maintenance (35,945) (177,499) (213,444) NOI $ 95,499 $ 26,903 $ 122,402 Impairment charges (27,630) Operating fees to related parties Acquisition and transaction related General and administrative Depreciation and amortization Interest expense Interest and other income Gain on sale of real estate investments Gain on non - designated derivatives Income tax expense Net loss attributable to non - controlling interests Allocation for preferred stock (13,799) Net loss attributable to common stockholders $ 18 Year Ended December 31, 2021 (In thousands) Medical Office Buildings Seniors Housing — Operating Properties Consolidated Revenue from tenants $ 122,867 $ 206,488 $ Property operating and maintenance (34,480) (171,333) (205,813) NOI $ 88,387 $ 35,155 $ 123,542 Impairment charges (40,951) Operating fees to related parties Acquisition and transaction related General and administrative Depreciation and amortization Interest expense Interest and other income Gain on sale of real estate investments Loss on non - designated derivatives Income tax expense Net loss attributable to non - controlling interests Allocation for preferred stock (7,762) Net loss attributable to common stockholders $

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